POWER OF ATTORNEY


	The undersigned hereby authorizes and designates Kristen C. Wright, Maria M.
Leggett, and Kevin A. Williams, and each of them, as his true and lawful agent and attorney-in-fact to sign on his behalf any and all statements on Form 144 under the Securities Act of 1933, as amended, and the rules promulgated thereunder (including, but not limited to, Rule 144), with respect to shares of
Common Stock or other equity securities of AutoZone, Inc. held by the undersigned or with respect to transactions in such shares or other equity securities by the undersigned, and to file on his behalf, any and all such reports with the Securities and Exchange Commission, the New York Stock Exchange
  and AutoZone, Inc. and hereby ratifies any such action by such agent or attorney-in-fact.  This power of attorney shall become effective as of the date indicated below and shall remain effective for so long as the undersigned shall be an officer or director of AutoZone, Inc. unless sooner revoked by the undersigned in writing.


							/s/ Earl G. Graves, Jr.
							Earl G. Graves, Jr.

Date: 	12/19/17	.